EXHIBIT 8

                              VOTING AGREEMENT

          THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of May 21, 2002, between Talamantes B.V., a company formed under the laws of The Netherlands ("Parent"), and the undersigned shareholder (the "Shareholder") of Paradigm Geophysical Ltd., an Israeli company (the "Company").

                                  RECITALS

     A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement of Merger, dated the date hereof (the "Merger Agreement"), which provides for the merger (the "Merger") of FP Acquisition Ltd., an Israeli company and wholly owned subsidiary of Parent ("Merger Sub"), with and into the Company. Pursuant to the Merger, all outstanding ordinary shares, nominal value NIS 0.5 per share, of the Company ("Ordinary Shares") will be converted into the right to receive US$5.15 in cash, without interest thereon, as set forth in the Merger Agreement;

     B. Shareholder is the Beneficial Owner (as defined below) of such number of Ordinary Shares and Ordinary Shares issuable upon exercise of outstanding options and/or warrants as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Merger Agreement by Parent, Shareholder (in its, his or her capacity as such) agrees to vote the Shares (as defined below) in favor of the Merger on the terms and subject to the conditions set forth in this Agreement, and otherwise comply with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a) "Agreement" shall have the meaning set forth in the Preamble.

          (b) "Beneficially Owned" or "Beneficial Ownership" means, with respect to any securities, having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          (c) "Beneficial Owner" means, with respect to any securities, a Person that has Beneficial Ownership of such securities.

          (d) "Company" shall have the meaning set forth in the Preamble.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (f) "Expiration Date" shall have the meaning set forth in Section 7.

          (g) "Grantees" shall have the meaning set forth in Section 3(a).

          (h) "Merger" shall have the meaning set forth in the Recitals.

          (i) "Merger Agreement" shall have the meaning set forth in the Recitals.

          (j) "Merger Sub" shall have the meaning set forth in the Recitals.

          (k) "Ordinary Shares" shall have the meaning set forth in the Recitals.

          (l) "Parent" shall have the meaning set forth in the Preamble.

          (m) "Person" means any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) Governmental Entity.

          (n) "Shareholder" shall have the meaning set forth in the Preamble.

          (o) "Shares" means: (i) all Ordinary Shares and other securities of the Company (including all options, warrants and other rights to acquire ordinary shares) Beneficially Owned by Shareholder as of the date of this Agreement; and (ii) all additional Ordinary Shares and other securities of the Company (including all additional options, warrants and other rights to acquire Ordinary Shares) of which Shareholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date.

     2.   Agreement to Vote Shares.
          ------------------------

          (a) At every meeting of the shareholders of the Company called, and at every postponement or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, Shareholder (in his, her or its capacity as such) irrevocably agrees to cause the Shares to be voted (i) in favor of approval of the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and (ii) against (A) any proposal made in opposition to or in competition with the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement, (B) any Takeover Proposal, and (C) any change in the management or board of directors of the Company (other than in connection with the Merger).

          (b) The obligations of Shareholder specified in this Section 2 shall apply whether or not (i) the Board of Directors or any committee thereof shall withdraw, modify or change (including by amendment or supplement to the Proxy Statement), or adopt or approve any resolution to, or publicly disclose its intention to, withdraw, modify or change (including by amendment or supplement to the Proxy Statement), the Prototype Board Recommendation, or (ii) the Company breaches any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

     3.   Irrevocable Proxy.
          -----------------

          (a) In furtherance of the agreements contained in Section 2 hereof, Shareholder hereby irrevocably appoints the directors on the board of directors or other governing body of Parent (the "Grantees"), and each of them individually, and any individual who shall hereafter succeed to any such position, as the sole and exclusive attorneys-in-fact and proxies of Shareholder, for and in the name, place and stead of Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, the Shares
(i) in favor of the approval of the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal or any other matter referred to in Section 2(a)(ii) and
(iii) in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meeting of the shareholders of the Company held in connection with any of the foregoing.

          (b) Shareholder represents and warrants to Parent that no proxies heretofore given in respect of any or all of the Shares are irrevocable, and that any such proxies are hereby revoked.

          (c) Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked except as provided in this Agreement. Shareholder hereby ratifies and confirms all that the Grantees may lawfully do or cause to be done by virtue hereof. The irrevocable proxy contained herein is intended to be irrevocable in accordance with Israeli law and the provisions of Section 212(e) of the General Corporation Law of the State of Delaware.

     4.   Covenants.
          ---------

          (a) No Transfer of Shares. During the period from the date of this Agreement through the Expiration Date, Shareholder shall not, without the prior written consent of Parent, sell, assign, transfer, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, or other disposition of, Beneficial Ownership of any Shares.

          (b) No Transfer of Voting Rights. Except to the extent necessary to vote the Shares in accordance with Section 2 and/or Section 3, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares.

          (c) Other Actions. Shareholder shall not take, agree in writing or otherwise to take, or propose or commit to take any action (i) which could reasonably be expected to make any of the representations or warranties of Shareholder contained in this Agreement, untrue or incorrect as of the date when made or as of the Closing Date, (ii) which could reasonably be expected to result in any of the conditions set forth in
Article V of the Merger Agreement not being satisfied, (iii) inconsistent with the transactions contemplated by this Agreement or (iv) to challenge, question or call into doubt the validity or enforceability of the Merger, this Agreement or any of the transactions contemplated hereby or by the Merger Agreement; provided that nothing in this sentence shall require Shareholder to operate its business (as distinguished from actions taken in Shareholder's capacity as a shareholder of the Company or by any officer, director, employee, agent or representative of Shareholder in his or her capacity as a director or officer of the Company) outside of the ordinary course of business consistent with past practice. Notwithstanding the restrictions set forth in this Section 4, any officer, director, employee or agent of Shareholder serving as an officer or director of the Company may take any action in such capacity required by his fiduciary duties under applicable law to the shareholders of the Company or which is explicitly permitted under the Merger Agreement.

     5. No Solicitation. From the date hereof continuing through the Expiration Date, Shareholder shall not, nor shall it permit any of its subsidiaries or affiliates to, nor shall it or any of its subsidiaries or affiliates authorize any director, officer, employee or agent of Shareholder or any of its subsidiaries or affiliates or, whether on Shareholder's or any of its subsidiaries' or affiliates' behalf or for the benefit of any of the foregoing, any investment banker, attorney, accountant or other advisor or representative of Shareholder or any of its subsidiaries or affiliates to, directly or indirectly: (i) solicit, initiate, negotiate or encourage, or take any other action to facilitate the making of any proposal for (or which may reasonably be expected to lead to) any Takeover Proposal or (ii) propose, continue, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another Person any confidential information with respect to the Company's or any of its subsidiaries' business, properties or assets in connection with or relating to any of the foregoing, or where it is likely to lead to any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any Person (other than Parent and its affiliates) to do or seek any of the foregoing. Shareholder shall, and shall cause its subsidiaries and affiliates and its and its subsidiaries' and affiliates' officers, directors, employees, agents and representatives, including any investment banker, attorney, accountant or other advisor or representative of Prototype or any of its subsidiaries or affiliates, to, immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Takeover Proposal. Notwithstanding the restrictions set forth in this Section 5, each of the Company and any Person serving as an officer or director of the Company, including any officer, director, employee or agent of Shareholder serving as an officer or director of the Company, may take any action in such capacity required by his fiduciary duties or which is explicitly permitted under the Merger Agreement.

     6.   Representations and Warranties.
          ------------------------------

          (a) Ownership of Shares. Shareholder Beneficially Owns, and is the sole owner of record of, the Shares indicated on the signature page of this Agreement. Shareholder has, and will have at all times from the date hereof until the Expiration Date, sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Section 2(a) and Section 3, subject to the limitations, qualifications and restrictions on such rights mentioned above. Without limiting the foregoing, none of the Shares is subject to any voting trust or other agreement, proxy or other arrangement with respect to the voting of such Shares (except as provided in Sections 2 and 3). Except for the Shares indicated on the signature page of this Agreement, Shareholder does not Beneficially Own or have any other direct or indirect interest in any (x) shares of capital stock or voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (z) options, warrants or other rights to acquire from the Company or any other Person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

          (b) Authority. The execution, delivery and performance by Shareholder of this Agreement and the consummation by Shareholder of the transactions contemplated hereby are within Shareholder's corporate powers and have been duly authorized by all necessary corporate action on the part of Shareholder. This Agreement has been duly executed and delivered by Shareholder and constitutes a valid and binding Agreement of Shareholder, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (c) No Violation. The action to be taken in the irrevocable proxy granted pursuant to Section 3 and the execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation, bylaws or other organizational documents of Shareholder,
(ii) contravene, conflict with, or result in any violation or breach of any Order applicable to Shareholder or any of its property or assets, (iii) require any consent by any Person under, constitute (with or without notice or lapse of time or both) a default under, or cause or permit the amendment, modification, termination, cancellation or acceleration or other change of any right or obligation or the loss of any benefit to which Shareholder is entitled under any provision of any Contract binding on Shareholder, where, in the case of (i), (ii) or (iii) above, such contravention, conflict, violation or breach, or the absence of such consent or such default, would have a material adverse effect on the ability of Shareholder to satisfy its obligations hereunder.

          (d) Parent's Reliance. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder's execution, delivery and performance of this Agreement. Shareholder acknowledges that the irrevocable proxy granted in Section 3 is granted in consideration of the execution and delivery of the Merger Agreement by Parent.

          (e) Shareholder's Reliance. Parent understands and acknowledges that Shareholder is entering into this Agreement in reliance upon Parent's execution, delivery and performance of the Merger Agreement in accordance with its terms as in effect on the date hereof.

     7. Termination. This Agreement and the irrevocable proxy granted hereunder shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VI thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (iii) such date and time as the Merger Agreement shall have been amended by the parties thereto in accordance with its terms in a manner adverse to Shareholder in any material respect (it being agreed that any amendment to the Merger Agreement (A) reducing the Per Share Merger Consideration or (B) changing the type of consideration constituting the Per Share Merger Consideration, shall be deemed to be materially adverse to Shareholder for the purposes of this Section 7), and (iv) a material breach of this Agreement by Parent which is not cured by Parent promptly after receipt of written notice of such material breach from Shareholder (such date, the "Expiration Date"). In addition thereto, this Agreement shall automatically terminate if the Merger Agreement has not been terminated pursuant to Article VI thereof, or the Merger has not become effective, on or before September 30, 2002. The provisions of Sections 9(b), (h), (i), (j) shall survive any termination of this Agreement, and the provisions of Section 9(d) shall survive a termination of this Agreement pursuant to Section 7(ii).

     8. Appraisal Rights; Prototype Warrants. Shareholder hereby irrevocably waives any and all rights of appraisal with respect to the Merger or rights to dissent from the Merger that Shareholder may have or hereafter acquire. Shareholder hereby irrevocably consents and agrees that any Prototype Warrants held or hereafter acquired by such Shareholder shall be terminated at the Effective Time with no payment therefor.

     9.   Miscellaneous.
          -------------

          (a) Further Assurances. Each of Shareholder (in his, her or its capacity as such) and Parent shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, proxies, instruments or other documents, and to take such other actions, as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          (b) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (c) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court or other Governmental Entity of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          (d) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their permitted assigns and their respective successors, heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (e) Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (f) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent would be irreparably harmed and that there would be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent in respect of such violation, Parent shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.

          (g) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given (and shall be deemed to have been duly given upon receipt) if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Parent:

          c/o Fox Paine & Company, LLC
          950 Tower Lane -- Suite 1150
          Foster City, California 94404
          Attention   Saul A. Fox
          Facsimile:  (650) 525-1396

          with a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York  10019
          Attention:  Mitchell S. Presser
          Facsimile:  (212) 403-2000

          and to:

          Meitar, Liquornik, Geva & Co.
          16 Abba Hillel Silver St.
          52506  Ramat-Gan, Israel
          Attention:  Clifford M. J. Felig
          Facsimle:   (972-3) 610-3111

          If to Shareholder:

          To the address for notice set forth on the signature page hereof.

          All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

          (h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          (i) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby, on behalf of themselves and their subsidiaries and affiliates, (i) consents and submits itself and its property to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (ii) consents to and submits itself and its property to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, and (iii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(i) shall be deemed effective service of process on such party.

          (j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (k) Entire Agreement. This Agreement and the irrevocable proxy granted in Section 3 constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

          (l) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

          (m) Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                         SHAREHOLDER:

                                         SHAMROCK HOLDINGS INC.

                                         By: /s/ Robert G. Moskowitz
                                            --------------------------------
                                            Name: Robert G. Moskowitz
                                            Title: Executive Vice President

                                         Shamrock Holdings Inc.
                                         4444 Lakeside Drive POB 7774
                                         Burbank, California 91505

                                         -----------------------------------
                                         Print Address

                                         Telephone      818 973 4252

                                         Facsimile No.  818 842 3142

                                         Shares:
                                           877,193  Ordinary Shares
                                         ----------
                                              0     Ordinary Shares issuable
                                         ----------
                                         upon exercise of outstanding options

                                              0     Ordinary Shares issuable
                                         ----------
                                         upon exercise of outstanding warrants

             [SHAREHOLDER SIGNATURE PAGE TO VOTING AGREEMENT]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                         TALAMANTES B.V.


                                         By: Saul A. Fox
                                             ------------------------
                                             Name: Saul A. Fox

                [PARENT SIGNATURE PAGE TO VOTING AGREEMENT]